UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

Commission File Number: 333-121034

Jayhawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

370 Interlocken Blvd. Suite 400, Broomfield, Colorado 80021
(Address of principal executive offices) (Zip Code)

(303) 327-1571
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 23, 2008, the board of directors of Jayhawk Energy, Inc., a Colorado corporation (the “Registrant”), approved an agreement with Missouri Gas Partners, LLP (“Agreement”) for the purchase of certain oil, gas and mineral rights and interest and other related operating assets located in Crawford and Bourbon Counties, Kansas, in exchange for $140,006 in cash and 286,550 shares of the Registrant’s common stock.  The Agreement provides, among other terms, that the Registrant is obligated to issue certain shares to Missouri Gas Partners, LLP as certain leases are assigned to the Registrant. As of June 23, 2008, the Registrant is obligated to issue 211,975 shares of common stock to Missouri Gas Partners, LLP, and the Registrant’s board of directors has authorized the issuance of those 211,975 shares to Missouri Gas Partners, LLP. This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement specified in Item 2.01, the Registrant is obligated to issue 211,975 shares of common stock to Missouri Gas Partners, LLP in exchange for certain assets. On June 23, 2008, the Registrant’s board of directors authorized the issuance of those 211,975 shares to Missouri Gas Partners, LLP. The 211,975 shares will be issued in a transaction which the Registrant believes will satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Section 4(2) promulgated pursuant to that act by the Securities and Exchange Commission.

Item 5.02. Appointment and Resignation of Principal Officers and Directors.  Compensatory Arrangements of Certain Officers.

On June 30, 2008, the Registrant accepted the resignation of Joseph B. Young as a director of the corporation, though he retains his position as Chief Financial Officer.  Mr. Young’s resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant.  Mr. Young’s resignation is attached hereto as Exhibit 17.1. On the same date, the Board of Directors appointed Donald R. Siemens as a director.

Mr. Siemens, age 62, is a citizen of Canada.  Donald Siemens is a self-employed corporate finance consultant. Mr. Siemens is a Chartered Accountant with over twenty-seven years of experience in public company practice, holding senior executive positions in the industry. He has expertise in mergers and acquisitions and providing corporate finance advisory services to both Canadian and U.S. corporations.  Mr. Siemens graduated with a Bachelor of Arts degree from the University of British Columbia in 1969, and became a Canadian chartered accountant in 1972. Mr. Siemens is not an officer or director of any other U.S. reporting company.  Mr. Siemens is not expected to receive any compensation from the Registrant for his service as a director.

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Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 30, 2008, the Registrant adopted its Code of Ethics to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by all the of the Registrant’s employees and members of the board of directors.   The Registrant’s Audit Committee will assess compliance with the Code of Ethics, which is attached hereto as Exhibit 14 and is hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2008, the Registrant issued a press release announcing certain updates with respect to the Registrant’s drilling program. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

On July 2, 2008, the Registrant issued a press release announcing the appointment of Donald Siemens to the Board of Directors. This press release is furnished as Exhibit 99.2 to this Form 8-K and incorporated by reference as if set forth in full. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

Item 8.01 Other Events.

On June 30, 2008, the board of directors of the Registrant approved the Audit Committee Charter, attached hereto as exhibit 99.2 to this Form 8-K.  The board of directors also appointed directors Donald R. Siemens, Jeff W. Bright and Matthew J. Wayrynen to serve as the audit committee, for terms of one year beginning on June 30, 2008, and renewable annually at the discretion of the board of directors.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Agreement with Missouri Gas Partners, LLP
14	Code of Ethics
17.1	Resignation of Joseph B. Young
99.1	Press Release dated June 30, 2008
99.2	Press Release dated July 2, 2008
99.3	Audit Committee Charter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date: July 03, 2008	By:	/s/ Lindsay E. Gorrill
Lindsay E. Gorrill
President